UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) our ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of our direct finance, leveraged and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

MB Financial does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Set forth below are investor presentation materials.

August 2017 NASDAQ: MBFI Investor Presentation

Forward-Looking Statements 1 When used in this presentation and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) our ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of our direct finance, leveraged and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made

Table of Contents 2  Company Strategy  Operating Segments  Corporate Overview and Highlights  Appendices and Footnotes  Leasing Segment,  Mortgage Banking Segment and  Non-GAAP Disclosure and Footnotes

Company Strategy 3

 Return on average assets was 1.04% in the first half of 2017  Solid capital ratios and a diversified loan portfolio  Valuable deposit franchise with a high ratio of non-interest bearing DDA deposits  Low cost of funds  Credit quality remains very high  Core non-interest income provided 37% of total revenue in the first half of 2017  Lease financing revenue grew 15% in the first half of 2017  Very low turnover of “A” top-performing employees  Highly successful banker training program  Taylor Capital – completed August 2014  MSA Holdings – completed December 2015  American Chartered – completed August 2016 Company Strategy 4  Build a bank with lower risk and consistently better returns than peers  Develop balance sheet with superior profitability with lower risk  Add great customers, whether they borrow or not  Maintain low credit risk and low credit costs  Attract low-cost and stable funding  Maintain strong liquidity and capital  Focus intensely on fee income  Fees need to be high quality, recurring, and profitable  Emphasize leasing, capital markets, international banking, cards, commercial deposit fees, treasury management, trust and asset management, and mortgage  Grow select fee businesses nationally  Invest in human talent  Recruit and retain the best staff  Maintain strong training programs  Be an employer of choice  Make opportunistic acquisitions  Skilled and disciplined acquirer  Long track record of successful integrations See notes on page 33.

Operating Segments 5

Operating Segment Overview 6  Three reportable operating segments: Banking, Leasing and Mortgage Banking  The Banking Segment, with over $16 billion in total assets, is our largest segment and generates revenue from its lending, deposit gathering and fee-based business activities.  The Leasing Segment provides a full spectrum of lease and equipment finance solutions and related services to a wide variety of businesses on a national basis.  The Mortgage Banking Segment originates residential mortgage loans for sale through its retail and third party origination channels. The Mortgage Banking Segment also retains a portion of the adjustable rate mortgages to hold in the loan portfolio and services residential mortgage loans. See notes on page 33. $161.9 $190.5 $86.7 $100.9 80% 79% 80% 86% 15% 11% 12% 10% 5% 10% 8% 4% 0% 20% 40% 60% 80% 100%$0 $50 $100 $150 $200 $250 2015 2016 2016 June YTD 2017 June YTD Operating Earnings by Segment (1) (in millions) Banking Leasing Mortgage

Banking Segment 7 Retail  Provides about 40% of deposits for the banking segment  High percentage of low-cost funding with a low reliance on CDs  Focuses on small businesses in our market and individuals that live or work near our banking centers  Key fee initiatives include card services and treasury management services for business banking customers Wealth Management  Provides private banking, trust, investment management and retirement plan services through a team of experienced advisors  Specializes in serving business owners, high-net worth families, foundations, and endowments  Focuses on asset management, low-cost deposits, and private banking services  Manages and advises on more than $7.8 billion of client assets through trust and asset management and subsidiaries (Cedar Hill Associates, LLC and MSA Holdings, LLC) Commercial Banking  Provides lending, depository and fee-based capital markets and international banking services to middle-market companies with revenues from $2 million to $500 million  “Relationship banking” culture; experienced calling officers  Commercial and industrial and commercial real estate loan portfolio – terms generally range from 1 to 5 years, with typical loan sizes between $3-30 million, and approximately 76% have a floating rate of interest indexed to LIBOR or Prime  Expanding into specialized commercial areas such as healthcare and financial services Note: Business line financial data as of June 30, 2017 Lease Banking  Provides discounted lease loans and other banking services to lessors located throughout the country; these services include working capital loans, warehouse loans, and equity investments in leases  Lease Banking has nearly $2.0 billion in loans outstanding  Lease loans are underwritten primarily on the creditworthiness of the lessee  Lessees include mostly investment grade “Fortune 1000” companies located throughout the U.S. and large middle-market companies Asset Based Lending  Through 17 sales offices in the U.S. and Canada targets national middle-market companies, including manufacturers, distributors, and select service companies with sales from $25 million to $500 million, has borrowers in 33 states  Deal flow via marketing efforts and relationships with private equity firms, mezzanine and second lien capital providers, investment banks, consultants and other trusted advisors  Asset based and hybrid ABL cash flow loans from $5 million to $50 million  Over $900 million of loans currently outstanding and $1.3 billion in commitments Treasury Management  Focuses on providing high quality and recurring collection and payment solutions to commercial and business banking customers as well as strategic industry niches  Expanding nationally where we have distinguishable expertise and scalability  Broad suite of customizable services including data reporting, payment and collection automation, payment system access, and fraud/risk mitigation tools See notes on page 33.

Leasing Segment – Direct Leasing Subsidiaries

- We offer a full spectrum of lease and equipment financing solutions and related services.
  - Leases and equipment finance products originated through our leasing subsidiaries: Celtic Leasing Corp., MB Equipment Finance, LLC and LaSalle Systems Leasing, Inc.
  - National customer base in diversified industries ranging from the "Fortune 1000" to middle-market companies, as well as targeted verticals (including the healthcare, manufacturing and transportation industries)
  - Broad equipment expertise, with capabilities in most types of essential-use capital equipment. Celtic and LaSalle possess specific expertise in technology-related, material handling equipment and healthcare assets, while MB Equipment Finance focuses on manufacturing, industrial, construction and transportation equipment.
  - Products include both tax and non-tax leases, i.e. fair market value, Terminal Rental Adjustment Clause "TRAC" leases, dollar out and fixed purchase option leases; and traditional term loans
  - Capital markets syndication capabilities
  - Third party equipment maintenance contracts and life-cycle asset management services
  - Quarterly lease financing fee revenue varies; below is a rolling trend of trailing twelve month results


Lease Financing Fee Revenue
Trailing Twelve Month Trend
(Dollars in Millions)
$100
$80
$60
$40
$20
2Q 2013
3Q
4Q
1Q 2014
2Q
3Q
4Q
1Q 2015
2Q
3Q
4Q
1Q 2016
2Q
3Q
4Q
1Q 2017
2Q

8

See notes on page 33.

mb

Mortgage Banking Segment 9  The Mortgage Banking Segment consists of three related business lines: Originations, Servicing and Portfolio  Originations includes both retail and third party channels across a national sales footprint. Third parties, which includes our wholesale/broker and mini correspondent channels., generate the majority of our origination volume. We have also been growing the retail origination channel, selectively, and it represented 27% of the origination volume in 2Q 2017.  Operates in 44 states and DC, with 49 retail branches located in 14 states  Over $7 billion of loans funded in each of 2015 and 2016  We typically sell originated loans to government sponsored entities (i.e. Fannie Mae and Freddie Mac) with servicing retained by our in-house servicing platform.  Servicing portfolio of $20.8 billion of mortgage loans unpaid principal balance as of 6/30/2017  Mortgage servicing rights asset of $249.7 million as of 6/30/2017  Ratio of MSR asset/servicing portfolio = 1.20% as of 6/30/2017  Ratio of MSR asset/tier 1 capital = 15.9% as of 6/30/2017  Over $1 billion of residential real estate loans held for investment as of 6/30/2017 consisting primarily of first lien adjustable rate mortgages  Strong credit quality since inception  Ranked in the Top 50 of The Detroit Free Press Top Work Places for midsized companies in 2014, 2015 and 2016 See notes on page 33.

Corporate Overview and Highlights 10

Loan Growth Components – Organic and Acquisitions 12/31/2013 Percent of Total 6/30/2017 Percent of Total CAGR Commercia l $ 1,282 23% $ 4,703 35% 45% Commercia l col latera l ized by ass ignment of lease payments (lease loans) 1,494 27% 2,077 15% 10% Commercia l real estate (2) 1,648 30% 3,883 29% 28% Construction real estate 141 3% 449 3% 39% Res identia l real estate 314 6% 1,411 11% 53% Other consumer 598 11% 942 7% 14% Gross loans , excluding HFS and PCI loans $ 5,477 100% $ 13,465 100% 29% Loans (Dol lars in mi l l ions) 11 See notes on page 33. $0 $4,000 $8,000 $12,000 $16,000 4Q 1Q 2014 2Q 3Q 4Q 1Q 2015 2Q 3Q 4Q 1Q 2016 2Q 3Q 4Q 1Q 2017 2Q Period End Loans (excluding HFS and PCI Loans) Acquisitions

Diversification of C&I Loan Portfolio 12 See notes on page 33. 0% 5% 10% 15% 20% 25% 30% 35% Agriculture, Forestry, Fishing and Hunting Utilities Information Mining Other Public Administration Arts, Entertainment, and Recreation Accommodation and Food Services Management of Companies and Enterprises Construction Educational Services Retail Trade Other Services (except Public Administration) Administrative and Support and Waste Management and Remediation… Professional, Scientific, and Technical Services Health Care and Social Assistance Transportation and Warehousing Real Estate Rental and Leasing Finance and Insurance Wholesale Trade Manufacturing Commercial and Industrial Loan Portfolio Composition by Industry Segment June 30, 2017  Diversified Commercial and Industrial loan portfolio totaling $4.7 billion as of 6/30/2017

Asset Quality Statistics Trends 13 2013 2014 2015 2016 6/30/2017 ALLL to total loans 1.96% 1.21% 1.31% 1.09% 1.13% NPLs to total loans 1.87 0.96 1.07 0.46 0.38 ALLL to NPLs 104.87% 126.34% 122.43% 234.81% 295.07% Net charge-offs (recoveries) to average loans (annual ized) 0.16 0.18 0.04 0.09 0.00 12/31 See notes on page 33. $0 $20 $40 $60 $80 $100 $120 2013 2014 2015 2016 6/30/2017 NPLs by Loan Type (Dollars in millions) Commercial-related Consumer and other loans

85% 15% Low-cost Deposits CDs Attractive Deposit Mix with Significant Concentration of Low-Cost Deposits Deposit Mix 6/30/2017 Total: $14.3 billion 80% 20% Low-cost Deposits CDs Deposit Mix 12/31/2013 Total: $7.4 billion Improved mix while growing deposits Depos its Percent of Total Depos its Percent of Total CAGR Non-interest bearing depos its $ 2,376 32% $ 6,388 45% 33% Money market, NOW and interest bearing depos its 2,683 36% 4,601 32% 17% Savings accounts 855 12% 1,109 8% 8% Low-cost depos its $ 5,914 80% $ 12,098 85% 23% Certi ficates of depos it (CDs) 1,243 17% 1,340 9% 2% Brokered CDs 224 3% 824 6% 45% Total depos its $ 7,381 100% $ 14,262 100% 21% Depos its (Dol lars in mi l l ions) 12/31/2013 6/30/2017 14 See notes on page 33.

Strong Chicagoland Deposit Position 15 Rank Parent Company Name Total Active Branches Total Deposits Total Deposit Market Share 1 JP Morgan Chase & Co. 386 $ 84,907 21.7% 2 Bank Of Montreal 216 52,494 13.4% 3 Bank Of America Corporation 162 41,414 10.6% 4 Northern Trust Corporation 10 29,181 7.5% 5 Wintrust Financial Corporation 130 18,883 4.8% 6 MB Financial, Inc. 90 13,829 3.5% 7 Citigroup Inc. 62 13,562 3.5% 8 PNC Financial Services Group, Inc. 153 13,329 3.4% 9 PrivateBancorp, Inc. 20 12,859 3.3% 10 Fifth Third Bancorp 155 12,588 3.2% 11 U.S. Bancorp 177 11,638 3.0% 12 First Midwest Bancorp, Inc. 103 8,273 2.1% 13 TCF Financial Corporation 128 6,337 1.6% 14 Wells Fargo & Company 11 5,905 1.5% 15 Associated Banc-Corp 23 4,195 1.1% 16 Huntington Bancshares, Inc. (formerly FirstMerit) 39 2,581 0.7% 17 First Bancshares, Inc. 42 2,468 0.6% 18 Standard Bancshares, Inc. 35 2,173 0.6% 19 Byline Bancorp, Inc. 71 2,148 0.6% 20 First American Bank Corporation 48 2,141 0.6% Other Market Participants 797 50,423 12.9% Total In The Market 2,863 $ 391,331 100.0% Chicago MSA Deposit Rankings as of June 30, 2016 (3) (Dollars in mill ions) See notes on page 33.

Stockholder Focus 16 $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 2Q 2013 3Q 4Q 1Q 2014 2Q 3Q 4Q 1Q 2015 2Q 3Q 4Q 1Q 2016 2Q 3Q 4Q 1Q 2017 2Q Quarterly Dividend per Common Share  Listed securities: Common (NASDAQ: MBFI) and 8.00% Series A Preferred Stock (NASDAQ: MBFIP)  $3.5 billion market capitalization as of August 2, 2017  MBFI common shares are included in several major indexes (4)  Approximately 84 million common shares outstanding; large institutional and mutual fund ownership  Increased quarterly common dividend to $0.21 per share in 2Q 2017  In the third and fourth quarters of 2015 repurchased approximately 1.6 million common shares for $50 million completing a previously announced authorization See notes on page 33.

Capital Planning 17 6.50% 8.00% 10.00% 7.90% 8.70% 9.37% 11.60% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% Tangible Common Equity to Tangible Assets Common Equity Tier 1 Capital Tier 1 Risk Based Capital Total Risk Based Capital Capital Ratios as of June 30, 2017 Regulatory Well Capitalized Requirement (bank level) MBFI  Tier 1 Capital includes 8.00% Series A Preferred (6.92% carrying yield)  The Series A Preferred (4,000,000 shares outstanding, with an aggregate liquidation amount of $100 million) callable beginning Feb 2018  Tier 2 Capital includes 8.00% Series B Cumulative Voting Convertible Preferred Stock (125 shares outstanding valued at $0.3 million) and various floating rate trust preferred securities (aggregate liquidation amount of $217.5 million as of 6/30/2017)  Trust preferred securities consists of 10 separate issuances, which are all currently callable, have variable interest rates ranging from 3 month LIBOR + 1.30% to 3 month LIBOR + 3.60%; maturities from 2028 to 2037  Possible redemptions reviewed regularly depending on projected capital needs and market conditions  How we intend to deploy capital  Intend to exceed regulatory well-capitalized requirements  Reinvest in our business lines to support organic growth  Pay a regular dividend  The dividend payout ratio was 35% in 2016 and 32% in 2015  Current quarterly dividend of $0.21 per common share equates to an annualized yield of approximately 2.0% (5)  Consider stock buy-backs when prior capital actions are not sufficient to utilize excess capital  Acquisitions with an active and disciplined approach See notes on page 33.

2013 2014 2015 2016 2016 2017 Net interest income $ 272 $ 351 $ 465 $ 518 $ 242 $ 292 Provis ion for credit losses (6) 12 21 20 10 13 Net interest income after provis ion for credit losses $ 278 $ 339 $ 444 $ 498 $ 232 $ 279 Non-interest income 154 221 322 375 174 182 Non-interest expenses 295 437 534 620 284 321 Income before income taxes $ 138 $ 123 $ 232 $ 253 $ 122 $ 140 Appl icable income tax expense 40 37 73 79 39 41 Net income, as reported $ 98 $ 86 $ 159 $ 174 $ 83 $ 99 Non-core i tems, net of tax 3 34 3 16 4 2 Operating earnings $ 101 $ 120 $ 162 $ 190 $ 87 $ 101 Percent change 1.0% 19.2% 34.5% 17.7% 7.0% 16.4% Summary Income Statement (Dol lars in mi l l ions) Years Ended December 31, Six Months Ended June 30, Summary Income Statement and EPS 18 See notes on page 33. $1.79 $1.31 $2.02 $2.13 $1.06 $1.12 $1.83 $1.86 $2.06 $2.34 $1.12 $1.14 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 2013 2014 2015 2016 2016 June YTD 2017 June YTD Fully Diluted Earnings Per Common Share As Reported EPS Operating EPS (excludes non-core items)

Key Fee Initiatives – Reflect Continued Growth

Key Fee Initiatives
(Dollars in millions)

	Years Ended December 31, 2013	2014	2015	2016	Six Months Ended June 30, 2016	2017
Mortgage banking revenue	$ 1.7	$ 46.1	$ 117.4	$ 148.5	$ 67.1	$ 57.3
Lease financing, net	61.2	64.3	76.6	73.5	34.8	39.8
Commercial deposit and treasury management fees	24.9	34.3	45.3	50.6	23.4	29.2
Trust and asset management fees	19.1	21.8	23.6	32.9	16.2	17.0
Card fees	11.0	13.7	15.3	16.1	7.6	9.0
Capital markets and international banking	3.6	5.5	8.1	13.3	6.0	6.8
Total key fee initiatives	$ 121.5	$ 185.8	$ 286.3	$ 334.9	$ 155.0	$ 159.1
Percent change	28.2%	53.0%	54.1%	17.0%	6.1%	2.6%

- Mortgage banking
  - Includes revenue from both originations and servicing
- Lease financing
  - Includes fees related to equipment leases as well as brokering third party equipment maintenance contracts
- Commercial deposit and treasury management fees
  - Includes fees for the following services: account management, payments systems access, information management, and fraud and risk mitigation
  - Expanding nationally where we have expertise
- Trust and asset management fees
  - Wealth management solutions for individuals, corporations and not-for-profits
  - Includes fees for the following services: investment management, custody, personal trust, financial planning, and wealth advisory services for high net worth individuals
- Card fees
  - Includes fees for debit, credit and prepaid cards
- Capital markets and international banking fees
  - Capital markets services includes derivatives and interest rate risk solutions, capital solutions, merger and acquisition advisory and real estate debt placement
  - International banking services includes trade services (letters of credit), export trade finance, and foreign exchange

19

See notes on page 33.

mb

2002 First Lincolnwood (Lincolnwood, IL)  April 8, 2002 LaSalle Systems Leasing, Inc. (Northbrook, IL)  August 12, 2002 2006 First Oak Brook Bancshares (Oak Brook, IL)  August 25, 2006 Track Record of Being a Disciplined Acquirer and Experienced Integrator 2012 Celtic Leasing Corp. (Irvine, CA)  December 28, 2012 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 * * * * * * * * * * * * * * * * 2008 Cedar Hill Associates, LLC (Chicago, IL)  April 18, 2008 2010* Broadway Bank (Chicago, IL)  April 23, 2010 New Century Bank (Chicago, IL)  April 23, 2010 2014 Taylor Capital Group, Inc. (Rosemont, IL)  August 18, 2014 Source: Company filings. Transaction dates indicate completion date. *FDIC-assisted transactions 20 2004 First Security Fed Financial (Chicago, IL)  July 22, 2004 2001 FSL Holdings, Inc. (South Holland, IL)  May 16, 2001 MidCity Financial (Chicago, IL)  November 7, 2001 2015 MSA Holdings LLC (Chicago, IL)  December 31, 2015 2009* Heritage Community Bank (Glenwood, IL)  February 7, 2009 InBank (Oak Forest, IL)  September 4, 2009 Corus Bank (Chicago, IL)  September 11, 2009 Benchmark Bank (Aurora, IL)  December 4, 2009 See notes on page 33. 2003 South Holland Bancorp (South Holland, IL)  May 15, 2003 2016 American Chartered Bancorp (Schaumburg, IL)  August 24, 2016

 Comparison of key earnings components to 1Q 2017  Provision for credit losses increased $6.0 million as a result of strong loan growth  Core non-interest income decreased 1.6% to $89.2 million primarily due to lower promotional leasing income and residual gains on leases  Core non-interest expenses, excluding the volume-driven commission expenses, increased 1.5% to $148.0 million primarily due to annual pay increases and loan related expenses  Overall operating earnings decreased 10.2% to $47.8 million  Total loans, excluding purchased credit-impaired loans, grew $675.4 million or 5.3% (21.2% annualized) in 2Q 2017 across multiple categories  Total deposits increased 1.9% in 2Q 2017 due mostly to growth in non-interest bearing deposits  Credit quality metrics  Ratio of non-performing loans to total loans was 0.38% at 6/30/2017 unchanged from 3/31/2017  Annualized net loan charge-offs (recoveries) to average loans was (0.00%) for 2Q 2017 as compared to (0.03%) for 1Q 2017 Recent Company Highlights – 2Q 2017 21 See notes on page 33.

Leasing Appendix 22

Lease Banking and Direct Leasing Subsidiaries 23 Business Corporate Headquarters Rosemont, IL Rosemont, IL Irvine, CA Hunt Valley, MD General Business Description Lessor funding source, principally providing non- recourse debt to independent leasing companies, captives and institutional vendor finance companies Technology solutions and leasing company focused principally on leasing and life- cycle asset management, with a direct-to-end-user sales approach General equipment leasing and finance company focused on small-to-mid ticket, direct origination utilizing a call center approach Traditional bank equipment leasing and finance company focused on mid-to-large ticket direct origination, as well as indirect institutional originations and syndications Target Audience (National) Independent leasing companies Middle market companies and autonomous divisions of large companies Middle market Middle market to large companies Equipment Specialization Technology Healthcare Material Handling Technology Healthcare Material Handling Technology Healthcare Transportation Manufacturing Marine Distribution equipment Product Specialization Non-recourse debt Principally fair market value (FMV) lease products, reseller of Cisco maintenance FMV, purchase renewal option and dollar out leases FMV, early buy out, TRAC, synthetic and dollar out leases and traditional loans Total Assets (as of 6/30/2017) $2.1 Billion $0.3 Billion $0.3 Billion $0.5 Billion Lease Banking Leasing Segment – Direct Leasing Subsidiaries See notes on page 33.

Lease Banking 24  Our lease banking group, which is part of the Banking Segment, has provided for over four decades the following banking services to independent equipment lessors located throughout the U.S.  Debt financing  Working capital financing  Treasury management services  Equity/residual investment in leases through partnering with customers  Debt financings (Lease Loans) are non-recourse loans to lessors, collateralized by lease equipment and underwritten based on the financial wherewithal of each lessee. They are included as commercial loans collateralized by assignment of lease payments (Lease Loans) in the commercial-related loan section of the balance sheet for financial statement purposes.  Lessees generally consist of investment grade Fortune 1000, federal government, large middle-market and health care companies  Most loans fully amortize over periods ranging from 30 to 60 months. No residual risk on Lease Loans funded with third parties.  Credit experience has been solid.  Non-performing loans/total loans were 0.01% as of 6/30/2017 and annualized net recoveries were 0.01% of average loans for 2Q 2017. See notes on page 33.

Direct Leasing Subsidiaries 25  Leases are originated directly throughout the U.S. by our three leasing subsidiaries, LaSalle Solutions, Celtic Equipment Finance and MB Equipment Finance, which together form the Leasing Segment in our earnings release. LaSalle and Celtic are customers of our Lease Banking group and generally finance much of their equipment cost with internal debt. MB Equipment Finance funds 100% of its leases internally.  The lease portfolio is comprised of various types of equipment including information technology, healthcare, material handling, general manufacturing distribution, and transportation equipment.  Lease income is recognized over the life of the lease so that at the end of lease term the residual amount approximates the fair market value of the leased equipment  MB’s leasing subsidiaries offer a broad suite of lease products, which, at the end of a lease term, may permit the lease to be renewed/extended, purchased, or the equipment may be returned and sold.  We also broker maintenance contracts provided by third party vendors to our customers covering equipment leased from MB as well as other equipment owned or leased by our clients. Third party vendors are responsible for completing any maintenance covered by a maintenance contract. Maintenance contract revenue is presented, net of the related cost of sales paid to third party vendors, as part of Lease Financing Fee Income for financial statement purposes.  Balance sheet classification: Direct Finance and Leveraged Leases that transfer substantially all of the benefits and risk related to the equipment ownership are grouped with Lease Loans in the loan section. By contrast, for Operating Leases, the underlying equipment at cost and net of accumulated depreciation is reflected in Lease investments, net, which is part of other assets, and was $346 million at 6/30/2017.  Income statement classification: Interest income on Direct Finance and Leveraged Leases and accreted residual income on these leases are included in Interest Income. By contrast, Lease Payments on Operating Leases plus accreted residual income on these leases less any depreciation expense on the equipment are included in non-interest income Lease Financing Fee Income. Proceeds received as a result of lease renewals and equipment sales less any residual investment in the lease results in a gain or loss that is also reflected in Lease Financing Fee Income. See notes on page 33.

Mortgage Banking Appendix 26

Mortgage Banking Secondary Business Lines 27 Mortgage Banking Segment Secondary Business Lines Secondary Business Originations Servicing Portfolio Locations Operates in 44 states (with fulfillment located in MI and IL) Wilmington, OH Ann Arbor, MI General Business Description Originate mortgage loans for sale to investors and for the Company's portfolio through its retail and third party channels Service residential mortgage loans for various investors and for loans owned by the Company Hold for investment legacy fixed and adjustable-rate and newly originated adjustable-rate residential real estate loans Balance Sheet Fixed and adjustable-rate residential real estate loans held for sale Mortgage servicing asset and non-interest bearing escrow deposits Real estate loans held for investment See notes on page 33.

Mortgage Banking Segment Summary Accounting Policies 28 Originations  We enter into interest rate lock commitments when we originate mortgage loans to be sold into the secondary market. These commitments are derivative instruments and are recorded at fair value on the consolidated balance sheet in other assets with an offset to mortgage origination revenue. The changes in the fair value are recorded in mortgage origination revenue.  Held-for-sale loans are measured at fair value, with valuation changes recorded in mortgage origination revenue.  Market risk on interest rate lock commitments and mortgage loans held-for-sale is managed using corresponding forward sale commitments. The fair value of these derivatives are based on dealer quotes and are recorded in the consolidated balance sheet as other assets or other liabilities. Changes in the fair value of these mortgage banking derivatives are included in mortgage origination revenue.  We enter into residential mortgage loan sale agreements with investors in the normal course of business. These agreements usually require certain representations concerning credit information, loan documentation, collateral and insurability. We maintain a liability for estimated losses on loans expected to be repurchased or on which indemnification is expected to be provided and regularly evaluate the adequacy of this recourse liability. See notes on page 33. Servicing  The Mortgage Banking Segment originates and sells residential mortgage loans in the secondary market and may retain the right to service the loans sold. Servicing involves the collection of payments from individual borrowers and the distribution of those payments to the investors.  We carry our residential mortgage servicing rights asset at fair value under the fair value option. Fair value is determined as the present value of estimated future net servicing cash flows, calculated based on a number of variables. The significant unobservable inputs used in the fair value measurement of the Company’s mortgage servicing rights asset include prepayment speeds, discount rates, maturities, delinquencies and cost to service. Changes in the fair value are recognized in mortgage servicing revenue.  We maintain a derivative portfolio of interest rate swaps, futures and forward commitments used to manage exposure to changes in our mortgage servicing rights asset. These derivatives are not designated as hedging instruments. These derivatives are recorded at fair value on the consolidated balance sheet in other assets or other liabilities. Changes in the fair value are recognized in mortgage servicing revenue.

Non-GAAP Disclosure and Footnotes Appendix 29

Non-GAAP Disclosure Reconciliations 30 This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include core (or operating) earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues and on a (“FTE”) fully tax equivalent basis), core non-interest expense, net interest income on a FTE basis, net interest margin on a FTE basis, net interest margin on a FTE basis excluding acquisition accounting discount accretion on acquired Taylor Capital and American Chartered loans. Non-core adjustments to operating earnings include net gains and losses on investment securities, net gains and losses on sale of other assets, gain on extinguishment of debt, loss and recovery on low to moderate income real estate investments, merger related and repositioning expenses, branch exit and facilities impairment charges, prepayment fees on interest bearing liabilities, contributions to MB Financial Charitable Foundation and the income tax benefit resulting from the early adoption of new stock-based compensation guidance that was recognized in 3Q 2016 for all of 2016. In addition the increase in market value of assets held in trust for deferred compensation is excluded from non-interest income when calculating core non-interest income and the tax equivalent impact on the increase in the cash surrender value of life insurance is added to core non-interest income when computing core non-interest income on a fully tax equivalent basis. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons. Management believes that operating earnings and core and non-core non-interest income and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods. The tax equivalent adjustment to net interest income, net interest margin and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a FTE basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. Management also believes that by excluding or adjusting for these items from reported earnings, these measures better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these measures more meaningful when comparing our operating results from period to period. Management further believes that adjusting earnings for merger related and repositioning expenses is useful because it excludes expenses that can fluctuate significantly from acquisition to acquisition, based on the size and structure of the acquisition and the type of entity or business acquired. The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Non-GAAP Disclosure Reconciliations

The following table presents a reconciliation of net income to operating earnings:

Operating Earnings
(Dollars in millions)

	Years Ended December 31,				Six Months Ended June 30,	
	2013	2014	2015	2016	2016	2017
Net income, as reported	$ 98.5	$ 86.1	$ 158.9	$ 174.1	$ 82.5	$ 99.0
Non-core item adjustments						
Net losses (gains) on investment securities	-	2.5	0.2	(0.4)	(0.3)	(0.4)
Net losses (gains) on sale of other assets	0.3	(3.5)	0.0	0.8	0.0	0.1
(Gain) on extinguishment of debt	-	(1.9)	-	-	-	-
Loss (recovery) on low to moderate income real estate investments	-	2.1	-	-	-	(0.5)
Merger related and repositioning expenses	2.5	45.4	5.5	23.7	5.9	7.4
Branch exit and facilities impairment charges	-	-	-	0.2	0.2	-
Prepayment fees on interest bearing liabilities	-	-	0.1	-	-	-
Contribution to MB Financial Charitable Foundation	-	3.3	-	4.0	-	-
Total non-core items	$ 2.8	$ 48.0	$ 5.8	$ 28.2	$ 5.8	$ 6.7
Income tax expense on non-core items	0.5	13.7	2.8	10.1	1.6	4.8
Income tax benefit on adopting new stock-based compensation guidance	-	-	-	1.8		-
Operating earnings	$ 100.8	$ 120.3	$ 161.9	$ 190.5	$ 86.7	$ 100.9
Dividends and accretion on preferred shares	-	(4.0)	(8.0)	(8.0)	(4.0)	(4.0)
Operating earnings available to common stockholders	$ 100.8	$ 116.3	$ 153.9	$ 182.5	$ 82.7	$ 96.9
Percent change from year ago period	4.8%	15.4%	32.3%	18.6%	7.4%	17.2%

31

mb

Non-GAAP Disclosure Reconciliations

The following table calculates core non-interest income to total revenues:

Core Non-interest Income to Total Revenue, Fully Tax Equivalent
(Dollars in millions)

	Years Ended December 31,				Six Months Ended June 30,	
	2013	2014	2015	2016	2016	2017
Net interest income	$ 272.3	$ 350.8	$ 465.6	$ 517.9	$ 241.9	$ 292.0
Plus: tax equivalent effect	22.7	23.6	27.1	28.6	14.4	13.7
Net interest income, fully tax equivalent	295.0	374.4	492.7	546.5	256.3	305.8
Non-interest income	154.4	221.3	322.1	374.9	173.7	182.3
Less net gains (losses) on investment securities	-	(2.5)	(0.2)	0.4	0.3	0.4
Less net (losses) gains on sale of other assets	(0.3)	3.5	(0.0)	(0.8)	(0.1)	(0.1)
Less gain on extinguishment of debt	-	1.9	-	-	-	-
Les recovery of low-income housing investment	-	-	-	-	-	0.5
Less increase in market value of assets held in trust for deferred compensation	1.6	0.8	0.0	1.3	0.5	1.6
Core non-interest income	153.2	217.7	322.3	373.9	173.0	179.9
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	1.8	1.8	1.8	2.2	0.9	1.4
Core non-interest income, fully tax equivalent (A)	155.0	219.5	324.1	376.1	173.9	181.3
Total revenues, fully tax equivalent (B)	$ 450.0	$ 593.9	$ 816.8	$ 922.6	$ 430.2	$ 487.1
Core non-interest income to revenues, fully tax equivalent (A/B)	34.4%	37.0%	39.7%	40.8%	40.4%	37.2%

32

Footnotes 33 1) Operating earnings is defined as net income as reported less non-core items, net of tax. Non-core items do not pertain to our core business operations. 2) The portion of commercial real estate loans that are owner-occupied was approximately 32% ($1.3 billion) at 6/30/2017 3) Source: FDIC as of June 30, 2016. MB Financial, Inc. totals include American Chartered branches, which were acquired as part of the merger that closed 8/24/2016. Branch total updated for 5 branch closings in 2Q2017. 4) MBFI common shares are included in the Russell 2000 Index, the NASDAQ Bank Index, the MSCI Global Sustainability Index and the S&P Mid Cap 400 Index among other indexes. 5) Based on August 2, 2017 closing stock price of $41.30

August 2017 NASDAQ: MBFI Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date:	August 9, 2017	By:	/s/Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer
(Principal Financial Officer)